Exhibit 99.6
[Mellon Letterhead]
March 2, 2007
To Participants Who Hold Halliburton Stock in a Custodial Account:
     Halliburton Company (“Halliburton”) has commenced an Exchange Offer that allows its stockholders to exchange shares of Halliburton common stock (“Halliburton Stock”) for shares of KBR, Inc. common stock (“KBR Stock”) that are owned by Halliburton (the “Exchange Offer”).
     We are sending you this letter to give you information about how to participate in the Exchange Offer with respect to the shares of Halliburton Stock that you hold in your Custodial Account. Your shares may be held by Computershare (with respect to restricted shares acquired under the 1993 Stock and Incentive Plan upon which the restrictions lapsed after July 23, 2006, or shares acquired through the U.S. Employee Stock Purchase Plan (qualified and non-qualified)) or held by HBOS (formerly Mourant) (if acquired through the UK or MWKL Employee Share Purchase Plan and not subject to forfeiture). You may, at your option, elect to submit (“tender”) for exchange a percentage, all or none of the shares of Halliburton Stock that are held in your Custodial Account. The shares of KBR Stock that are received in exchange will be held in your Custodial Account.
     The number of shares of KBR Stock you can receive for each share of Halliburton Stock tendered is described in the enclosed Prospectus — Offer to Exchange, which sets forth the terms and conditions of Halliburton’s Exchange Offer. You are strongly encouraged to read the Prospectus - Offer to Exchange and the other documents relating to the Exchange Offer carefully.
     Mellon Investor Services LLC (“Mellon”), as the agent of Computershare and HBOS, has the authority to tabulate these shares in the Exchange Offer only as directed by the Custodial Account holders. Mellon will provide the tabulation results to the custodian of the Custodial Accounts. None of Halliburton, KBR, Mellon, Computershare or HBOS has the authority to decide if the shares of Halliburton Stock that are held in your Custodial Account should be tendered. Instead, as with all investment decisions you make for your Custodial Account, you must decide whether it is in your best interest to tender any of the shares of Halliburton Stock that are held in your Custodial Account. You must notify Mellon if you would like to tender any of these shares by submitting tender instructions as described below and in the enclosed document “Procedures for Submitting Tender Instructions for Halliburton Shares Held in a Custodial Account.”
     Documents describing important information about the Exchange Offer have been prepared for all holders of Halliburton Stock. You should consider the information contained in these documents in making your decision whether to tender. These documents, which are listed below, are enclosed with this letter:
•	Prospectus — Offer to Exchange, dated March 2, 2007 (the “Prospectus — Offer to Exchange”). The tender of shares of Halliburton Stock (including shares held in a Custodial Account) is subject to the general terms and conditions of the Exchange Offer that are found in this document and the related Letter of Transmittal.

•	Letter of Transmittal. FOR INFORMATIONAL PURPOSES ONLY. THIS LETTER OF TRANSMITTAL IS USED FOR THE TENDER OF SHARES OF HALLIBURTON STOCK NOT HELD IN A CUSTODIAL ACCOUNT. DO NOT USE THIS DOCUMENT TO TENDER THE SHARES OF HALLIBURTON STOCK HELD IN YOUR CUSTODIAL ACCOUNT.
     In addition, this letter and the following documents are being provided to Custodial Account holders to describe the procedures to follow to instruct Mellon to tender shares of Halliburton Stock on their behalf:
•	Procedures for Submitting Tender Instructions for Halliburton Common Stock Held in a Custodial Account (“Procedures for Tender”).

•	Instructions to Tender Form: Shares of Halliburton Common Stock Held in a Custodial Account (“Instructions to Tender Form”). If you hold Halliburton Stock in more than one Custodial Account, you will receive multiple Instructions to Tender Forms. If you wish to participate in the Exchange Offer by tendering shares held in more than one Custodial Account, you must submit a separate Instructions to Tender Form for the Halliburton Stock held in each Custodial Account.
     Additionally, holders under the UK and MWKL Employee Share Purchase Plans will receive supplemental information.
IF YOU WISH TO TENDER SHARES OF HALLIBURTON STOCK HELD IN YOUR CUSTODIAL ACCOUNT:
•	Complete, sign and return to Mellon the Instructions to Tender Form(s) by mail to one of the addresses found on the Instructions to Tender Form so that Mellon will receive your tender instructions no later than 5:00 p.m., Eastern Time, March 23, 2007; OR

•	Log on to the Mellon website at https://www.corporate-action.net/Halliburton using the 9-digit Personal Identification Number (PIN) found on the Instructions to Tender Form(s) sent to you and submit your tender instructions for each Custodial Account online no later than 5:00 p.m., Eastern Time, March 23, 2007.
     To allow Mellon sufficient time to tabulate your tender instructions, the deadline stated above for instructing Mellon to tender (or withdraw) the shares of Halliburton Stock that are held in your Custodial Account is four business days earlier than the deadline to tender shares in the Exchange Offer generally. Your tender instructions must be received by Mellon by the deadline stated above to be effective.

     These are the only ways to provide instructions to Mellon regarding the tender of Halliburton Stock that is held in your Custodial Account. DO NOT USE THE ENCLOSED LETTER OF TRANSMITTAL FOR THIS PURPOSE.
     Mellon will hold all tender instructions received from you in strict confidence. Individual tender instructions will be disclosed only as necessary to complete the Exchange Offer.
IF YOU DO NOT WISH TO TENDER SHARES OF HALLIBURTON STOCK THAT ARE HELD IN YOUR CUSTODIAL ACCOUNT:
•	You do not need to do anything. If you do not return the Instructions to Tender Form or submit tender instructions online using the Mellon website, you will be deemed to have elected not to tender any of the shares of Halliburton Stock that are held in your Custodial Account and none of your shares will be tendered.
IF YOU WISH TO WITHDRAW OR CHANGE YOUR PREVIOUSLY SUBMITTED TENDER INSTRUCTIONS:
•	Follow the instructions found in the Procedures for Tender. You may withdraw or change your tender instructions at any time so long as the notice of withdrawal (and, if applicable, new tender instructions) are received by Mellon prior to 5:00 p.m., Eastern Time, on March 23, 2007.
IF YOU WISH TO RESERVE THE RIGHT TO TENDER OR WITHDRAW THROUGH THE EXPIRATION OF THE TENDER PERIOD:
•	Request a certificate for your shares by contacting Computershare at 800-803-2636 (toll-free inside the U.S.) or 732-645-4174 (toll-free outside the U.S.) between 8:00 a.m. and 7:00 p.m., Eastern Time (or HBOS at 020 8409 2618 regarding shares acquired through the UK and MWKL Employee Share Purchase Plans), allowing 10 business days for receipt of the certificate. With a stock certificate, you may tender and withdraw as other stockholders. Please see the Prospectus — Offer to Exchange and related Letter of Transmittal for instructions.

THE DEADLINE FOR MELLON TO RECEIVE YOUR TENDER OR WITHDRAWAL INSTRUCTIONS IS 5:00 P.M., EASTERN TIME, ON MARCH 23, 2007. MELLON MUST RECEIVE YOUR SIGNED TENDER INSTRUCTIONS AND/OR WITHDRAWAL INSTRUCTIONS BY THIS DEADLINE IN ORDER FOR SUCH INSTRUCTIONS TO BE VALID.
     If you have any questions about the Exchange Offer, your holdings in the Custodial Account or the above timetable, please call the Information Agent, Georgeson at 866-877-5954 (international toll-free number). If you are unable to access the toll-free number, call Georgeson collect at 212-805-7144 and leave a message as instructed.

     If you own shares of Halliburton Stock other than those that are held in your Custodial Account, you will receive separate mailings relating to those shares. If you do not wish to tender the Halliburton Stock in your Custodial Account, you do not need to take any action with regard to this letter.
     This letter is not designed to encourage you to tender or refrain from tendering shares of Halliburton Stock that are held in your Custodial Account. This letter is intended to inform you that Halliburton has commenced an Exchange Offer that allows you to choose whether to tender the shares of Halliburton Stock that are held in your Custodial Account. None of Halliburton, KBR, their respective Boards of Directors, Mellon, Computershare or HBOS is making any recommendation regarding whether you should tender or refrain from tendering your shares of Halliburton Stock in the Exchange Offer.
Sincerely,
Mellon Investor Services LLC

This form must be received by Mellon Investor Services LLC no later than 5:00 p.m. (Eastern Time) on March 23, 2007	INSTRUCTIONS TO TENDER FORM For Shares of Halliburton Common Stock Held in a Custodial Account	Do you need assistance? Call Georgeson at 866-877-5954 (international toll-free)

By Regular Mail:	By Registered Insured Mail or
Overnight Delivery:

Mellon Investor Services LLC Attn: Reorganization Department P.O. Box 3447 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Reorganization Department 480 Washington Blvd-Mail Drop-Reorg Jersey City, NJ 07310

On the web: https://www.corporate-action.net/Halliburton

Note:	Do not return this form to Mellon Investor Services LLC (“Mellon”) if you provide your tender instructions on the web or if you certificate your shares.

	Plan Account Name	Number of shares of Halliburton common stock held in my Custodial Account that are available for tender as of ___________ ____, 2007. ___________(Shares of Halliburton common stock)
(Participant name and address)
Election Options and Required Signatures
These Instructions to Tender relate to the offer by Halliburton Company (“Halliburton”) to exchange shares of common stock of KBR, Inc. (“KBR”) that are held by Halliburton (the “Exchange Offer”) for shares of Halliburton common stock. By signing below, I, as holder of a Custodial Account, understand and agree to the statements on the reverse side of this form, and upon the terms and subject to the conditions of the Exchange Offer as described in the Exchange Offer Documents (as defined on the reverse side of this form), I direct that the following shares of Halliburton common stock held in my Custodial Account be tendered in the Exchange Offer:
☐	ALL of the shares of Halliburton common stock held in my Custodial Account. (Note: the number of shares available as of that date may be different than the number in the box above).
☐	______% of the Shares of Halliburton common stock held in my Custodial Account.

Note: If this box is checked and no percentage is inserted in the space provided above, ALL of the shares of Halliburton common stock that are available in your Custodial Account will be tendered in the Exchange Offer. (Note: the number of shares available as of that date may be different than the number in the box above).
Note: If you do not wish to tender any of the shares of Halliburton common stock held in your Custodial Account, you do not need to return this form or take any action.

THIS FORM MUST BE SIGNED AND DATED TO BE VALID. PLEASE RETURN THIS FORM TO
MELLON AT EITHER OF THE ABOVE REFERENCED ADDRESSES AND NOT TO HALLIBURTON OR KBR.

Signature of Custodial Account holder Signature:
Date:	Telephone Number (Include Area Code):

By signing and returning this Instructions to Tender Form to Mellon, I understand and agree with the following:
•	I am instructing that the shares of Halliburton common stock, par value $2.50 per share (the “Halliburton common stock”), indicated on the reverse side of this form that are held in my Custodial Account which were acquired under the Halliburton Employee Stock Purchase Plan, the UK or MWKL Employee Share Purchase Plans (only if not subject to forfeiture), and/or restricted shares under the 1993 Stock and Incentive Plan upon which the restrictions lapse after July 23, 2006 be tendered in the Exchange Offer. I further understand I may receive separate information from: (1) E*Trade relating to any Halliburton shares I may hold from option exercises, and (2) Mellon as broker for any restricted shares upon which the restrictions lapsed on or before July 23, 2006. If applicable, I understand I will receive supplemental information regarding shares under the UK and MWKL Employee Share Purchase Plans.

•	I have received the following documents in connection with the Exchange Offer (the “Exchange Offer Documents”): the Prospectus - Offer to Exchange dated March 2, 2007, the related Letter of Transmittal, the letter from Mellon, and the Procedures for Submitting Tender Instructions for Halliburton Stock Held in a Custodial Account.

•	I understand that for each share of Halliburton common stock that I elect to tender, I will receive such shares of KBR, Inc. as specified in the Prospectus — Offer to Exchange (subject to Halliburton’s right to not complete the Exchange Offer). Depending on the percentage of shares of Halliburton common stock I elect to tender in the Exchange Offer, I may receive fractional shares of KBR stock in my Custodial Account. I also understand that if the Exchange Offer is oversubscribed, each share of Halliburton common stock that I elect to tender may be accepted on a prorated basis.

•	I understand that if I direct the tender of my shares of Halliburton common stock in my Custodial Account, the tendered shares will be withdrawn from my Custodial Account (and unavailable for transactions) as of 5:00 p.m., Eastern Time, on March 23, 2007. I will be able to perform transactions in my Custodial Account with respect to untendered shares of Halliburton Stock as I do now.

•	I understand that I may withdraw or change my tender instructions prior to 5:00 p.m., Eastern Time, on March 23, 2007, by sending written notice of withdrawal to Mellon (containing the information discussed in the Procedures for Submitting Tender Instructions). I may then submit new tender instructions at any time prior to 5:00 p.m., Eastern Time, on March 23, 2007, if I wish to do so, by mailing a new Instructions to Tender Form to Mellon or logging on to the website at https://www.corporate-action.net/Halliburton.

•	Before I submit new tender instructions, I must withdraw my previously submitted tender instructions in accordance with the procedures described in the Procedures for Submitting Tender Instructions. I may not tender multiple times without validly withdrawing the prior tender instructions. The last tender instructions properly submitted (and not validly withdrawn) and received by Mellon prior to 5:00 p.m., Eastern Time, on March 23, 2007, will be the tender instructions recognized by Mellon.

•	I understand that I may request a certificate for my shares by contacting Computershare at 800-803-2636 (toll-free inside the U.S.) or 732-645-4174 (toll-free outside the U.S.) between 8:00 a.m. and 7:00 p.m. Eastern Time, or HBOS at 020 8409 2618 between 8:00 a.m. and 8:00 p.m., UK Time, allowing 10 business days to receive the certificate. If I hold a certificate for my shares, I may tender (and withdraw) them by following the instructions for Halliburton stockholders under the Exchange Offer. By certificating my shares, I am able to tender (and withdraw) my shares until the expiration of the Exchange Offer (as described in the Prospectus — Offer to Exchange) as opposed to the deadline for Mellon to receive my tender instructions.

•	THE DEADLINE FOR MELLON TO RECEIVE MY TENDER OR WITHDRAWAL INSTRUCTIONS IS 5:00 P.M., EASTERN TIME, MARCH 23, 2007. MELLON MUST RECEIVE MY SIGNED TENDER INSTRUCTIONS OR WITHDRAWAL INSTRUCTIONS BY SUCH TIME IN ORDER FOR MY INSTRUCTIONS TO BE VALID.

PROCEDURES FOR SUBMITTING TENDER INSTRUCTIONS
For Shares of Halliburton Common Stock Held in a
Custodial Account
     The exchange offer that is described in the enclosed Prospectus — Offer to Exchange is the mechanism by which Halliburton Company (“Halliburton”) plans to divest its ownership in KBR Inc. (“KBR”). The exchange offer allows Halliburton stockholders to tender shares of Halliburton common stock (“Halliburton Stock”) in exchange for shares of KBR common stock (“KBR Stock”) owned by Halliburton.
     Participation in the exchange offer is completely voluntary on the part of Halliburton stockholders. As a holder of Halliburton Stock through your Custodial Account, you are entitled to direct Mellon Investor Services LLC (“Mellon”) to tender a percentage, all or none of the shares of Halliburton Stock that are held in your Custodial Account in exchange for shares of KBR Stock. Mellon will not tender any shares of Halliburton Stock that are held in your Custodial Account if you do not instruct them to do so by following the procedures described in these materials.
     You may have a Custodial Account as a result of Halliburton Stock acquired under any of the 2002 Employee Stock Purchase Plan, the 2002 Non-Qualified Employee Stock Purchase Plan, and/or as restricted shares upon which the restrictions lapsed after July 23, 2006, under the 1993 Stock and Incentive Plan, with Computershare as custodian, or under the UK and MWKL Employee Share Purchase Plans (only if not subject to forfeiture), with HBOS Employee Equity Solutions (“HBOS”) (formerly Mourant) as custodian. If you hold shares under the UK or MWKL Employee Share Purchase Plan, you will receive supplemental information.
     This document describes the special procedures for tendering that apply only to individuals who hold Halliburton Stock in Custodial Accounts. In addition to this document, the following documents are included in this package: a Prospectus — Offer to Exchange dated March 2, 2007, with a related Letter of Transmittal, a letter from Mellon, and the Instructions to Tender Form. These documents contain important information about the exchange offer, including the terms and conditions of the exchange offer. You are strongly encouraged to read these documents carefully before deciding whether to submit tender instructions for the shares of Halliburton Stock that are held in your Custodial Account. You also may want to consult your tax and/or financial advisor before making a final decision.
     This document is not designed to encourage you to submit or refrain from submitting tender instructions for the shares of Halliburton Stock that are held in your Custodial Account. None of Halliburton, KBR, their respective Boards of Directors, Mellon, Computershare or HBOS is making any recommendation regarding whether you should submit or refrain from submitting tender instructions for the shares of Halliburton Stock that are held in your Custodial Account.
     Mellon will receive and tabulate tender instructions received from Custodial Account holders. Mellon cannot advise you in making your decision whether or not to submit tender instructions. If you decide to submit tender instructions for shares of Halliburton Stock that are held in your Custodial Account, you must submit your tender instructions to Mellon.

     If you have any general questions about the exchange offer, please call the Information Agent, Georgeson at 866-877-5954 (international toll-free number). If you are unable to access the toll-free number, call Georgeson collect at 212-805-7144 and leave a message as instructed.
1.	You must submit separate tender instructions for the shares of Halliburton Stock that are held in your Custodial Account.
     If you choose to participate in the exchange offer as to the shares of Halliburton Stock held in your Custodial Account, you must submit tender instructions to Mellon, separate from any other tender instructions you may make as a Halliburton stockholder (for shares other than Custodial Account shares).
2.	The deadline for Mellon to receive your tender or withdrawal instructions for the shares of Halliburton Stock that are held in your Custodial Account in the exchange offer is 5:00 p.m., Eastern Time, on March 23, 2007.
     The letter from Mellon describes your options for instructing Mellon to tender the shares of Halliburton Stock held in your Custodial Account in the exchange offer. The deadline for Mellon to receive your tender instructions (and for you to withdraw your tender instructions and, if you wish, submit new tender instructions) is 5:00 p.m., Eastern Time, on March 23, 2007.
     For administrative purposes, the deadline for Mellon to receive your tender or withdrawal instructions for shares of Halliburton Stock held in your Custodial Account in the exchange offer is four business days earlier than the deadline to tender or withdraw shares of Halliburton Stock not held in your Custodial Account. If you would prefer to reserve the right to tender or withdraw until this later deadline, see Section 8 (below).
     Mellon and Halliburton will determine all questions as to the form and validity (including time of receipt) of all tender instructions, in their sole discretion, and their decisions shall be final and binding.
3.	If you choose to participate in the exchange offer, you must specify in your tender instructions either the percentage of shares of Halliburton Stock to be tendered or elect to tender “all” of your shares.
     The shares of Halliburton Stock that you elect to tender must be stated as a specific percentage of shares (which may result in a fractional share) or as “all” of the shares of Halliburton Stock held in your Custodial Account. You may not express your tender instructions as a number of shares or as a dollar amount.
     If your tender instructions indicate that “all” of your shares of Halliburton Stock should be tendered, any additional shares of Halliburton Stock that are added to your Custodial Account after the beginning of the exchange offer will also be tendered on your behalf. Additionally, if you indicate that a percentage of your shares should be tendered but do not indicate a specific percentage of shares to be tendered, then all of the shares of Halliburton Stock that are held in your Custodial Account as of the deadline for Mellon to receive your tender instructions will be tendered on your behalf.

4.	Certain rules apply if the number of shares of Halliburton Stock held in your Custodial Account decreases or increases after you submit your tender instructions.
     The number of shares of Halliburton Stock held in your Custodial Account may change after you submit your tender instructions (for example, through your sale of shares or the lapse of restrictions on restricted shares).
     If the number of shares of Halliburton Stock held in your Custodial Account is different than the number of shares you held in your Custodial Account when you submitted your tender instructions, the number of shares to be tendered will be determined as follows:
•	if you indicated in your tender instructions that “all” of the shares of Halliburton Stock held in your Custodial Account should be tendered, the total number of shares credited to your Custodial Account will be tendered; or

•	if you indicated in your tender instructions that a specific percentage of shares of Halliburton Stock held in your Custodial Account should be tendered, that specific percentage will be applied to the total number of shares credited to your Custodial Account to determine the shares tendered.
     Also, if the restrictions lapse on any of your restricted shares prior to the expiration of the exchange offer, they will be included in your tender instructions as described above.
5.	You may withdraw or change your tender instructions at any time prior to the deadline.
     You may withdraw or change your tender instructions with respect to shares of Halliburton Stock held in your Custodial Account at any time so long as the notice of withdrawal (and, if applicable, new tender instructions) are received by Mellon prior to 5:00 p.m., Eastern Time, on March 23, 2007. To do so, you must revoke your previously submitted tender instructions by sending a written notice of withdrawal to Mellon, Attn: Reorganization Department, P.O. Box 3447, South Hackensack, NJ 07606 or by fax to 201-680-4626. The notice of withdrawal must include your name, address, one or more 9-digit Personal Identification Numbers (PIN) (found on the Instructions to Tender Form(s)) that correspond to the Halliburton Stock you want to withdraw from the exchange offer, and instructions to withdraw your previously submitted tender instructions. Since you may hold Halliburton Stock in one or more Custodial Accounts, you will need to provide withdrawal instructions for each Custodial Account from which you want to withdraw by using the appropriate PINs. If you choose to withdraw, then all of the shares of Halliburton Stock in the Custodial Account that corresponds to the PIN(s) on your notice of withdrawal will be withdrawn. If you do not provide a PIN number on your notice of withdrawal, then all of the shares you instructed to be tendered (regardless of account) will be withdrawn from the exchange offer. If you then want to submit new tender instructions, you may request a new Instructions to Tender Form by calling Mellon at 800-865-0205 (toll-free) or you may log on to the Mellon website at https://www.corporate-action.net/Halliburton using the 9-digit PIN found on the Instructions to Tender Form(s) and submit your new tender instructions online.

     BEFORE YOU SUBMIT NEW TENDER INSTRUCTIONS, YOU MUST REVOKE YOUR PREVIOUSLY SUBMITTED TENDER INSTRUCTIONS BY SENDING A WRITTEN NOTICE OF WITHDRAWAL TO MELLON. DO NOT TENDER MULTIPLE TIMES WITHOUT VALIDLY WITHDRAWING YOUR PRIOR TENDER INSTRUCTIONS. THE LAST TENDER INSTRUCTIONS PROPERLY SUBMITTED (AND NOT VALIDLY WITHDRAWN) AND RECEIVED BY MELLON PRIOR TO 5:00 P.M., EASTERN TIME, ON MARCH 23, 2007 WILL BE THE TENDER INSTRUCTIONS RECOGNIZED BY MELLON.
     Mellon and Halliburton will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal and any new tender instructions, in their sole discretion, and their decisions shall be final and binding.
6.	Shares of Halliburton Stock tendered in the exchange offer will be withdrawn from your Custodial Account for tender in the exchange offer.
     The shares of Halliburton Stock held in your Custodial Account that you instruct to be tendered in the exchange offer (as described in Section 4 above) will be withdrawn from your Custodial Account for tender in the exchange offer (and will be unavailable for Custodial Account transactions) as of 5:00 p.m., Eastern Time, on March 23, 2007. The shares of Halliburton Stock held in your Custodial Account that you do not instruct to be tendered will not be withdrawn from your Custodial Account, and you will be able to perform Custodial Account transactions with respect to the untendered shares of Halliburton Stock as you do now in accordance with the terms of the Custodial Account.
7.	An extension of the exchange offer will not result in an extension of your deadline for instructing Mellon to tender or withdraw your Halliburton Stock held in a Custodial Account.
     The exchange offer may be automatically extended by its terms and Halliburton may elect to extend the exchange offer for any reason by issuing a press release or other public announcement by 9:00 a.m., Eastern Time, the morning after the original expiration date for the exchange offer.
     Since Mellon requires sufficient time to tabulate tender and withdrawal instructions, an extension of the exchange offer will not result in an extension of the 5:00 p.m., Eastern Time, March 23, 2007, deadline for submitting your instructions to Mellon.
     If you wish to reserve the right to tender or withdraw through the expiration of the exchange offer, please see Section 8 (below).
8.	The final exchange ratio for the exchange offer will not be determined until after the deadline for delivering tender instructions to Mellon for the Halliburton Stock held in your Custodial Account. If you want to tender shares of Halliburton Stock held in your Custodial Account after the Mellon deadline, you may certificate your shares of Halliburton Stock and not file tender instructions for them with Mellon, but instead tender the certificated shares pursuant to the procedures described in the Prospectus — Offer to Exchange.

     As more fully described in the Prospectus — Offer to Exchange, the final exchange ratio for the exchange offer will not be determined until on or around 4:30 p.m., Eastern Time, on the expiration date of the exchange offer. The deadline for submitting tender instructions for shares held in your Custodial Account to Mellon will occur before that time. If you want to tender shares of Halliburton Stock held in your Custodial Account after the Mellon deadline for delivering tender instructions, you may request a certificate for the shares held in your Custodial Account by calling Computershare at 800-803-2636 (toll-free in the U.S.) or 732-645-4174 (toll-free outside the U.S.) between 8:00 a.m. and 7:00 p.m., Eastern Time, or HBOS at 020 8409 2618 between 8:00 a.m. and 8:00 p.m., UK Time, allowing up to 10 business days to receive the certificate. Once you certificate your shares, you may tender (or withdraw) them up to the time allowed Halliburton stockholders as described under the Prospectus — Offer to Exchange and the related Letter of Transmittal. In this manner, you will not be confined by the Mellon tender deadlines.
9.	The shares of Halliburton Stock that you instruct to be tendered may not be accepted by Halliburton for exchange in certain circumstances.
     The exchange offer is for up to an aggregate of 135,627,000 shares of KBR Stock. Depending on the number of shares of Halliburton Stock tendered in the exchange offer, the shares of Halliburton Stock that are tendered may be accepted for exchange on a pro rata basis.
     On the other hand, Halliburton’s completion of the exchange offer is subject to certain conditions and Halliburton will not be required to accept any tendered shares if those conditions are not satisfied or waived.
     Any shares of Halliburton Stock that are withdrawn from your Custodial Account as specified in your tender instructions, but that are not accepted for exchange due to proration or non-completion of the exchange offer by Halliburton, will be returned to your Custodial Account within 24 hours of Mellon receiving notice of such proration or non-completion.
10.	The shares of KBR Stock received in the exchange offer will be credited to your Custodial Account as soon as practicable after the expiration of the exchange offer.
     As with all stockholders who tender shares of Halliburton Stock in the exchange offer, it is anticipated that Mellon will receive the shares of KBR Stock in settlement of the tendered shares of Halliburton Stock as soon as practicable (approximately 5-7 business days) after the expiration of the exchange offer. Mellon will credit the appropriate number of each class of shares of KBR Stock to your Custodial Account within 24 hours after receiving the shares. Depending on the number of shares of Halliburton Stock you instruct to be tendered (and which are accepted) in the exchange offer, you may receive fractional shares of KBR Stock in your Custodial Account.
     You will be able to determine your new share balances by contacting Computershare or HBOS after the completion of the exchange offer. Information about your Custodial Account, including the number of shares of Halliburton Stock tendered and the number of shares of KBR Stock received in exchange, will be available online at www-us.computershare.com/employees or by calling Computershare at 800-803-2636 (toll-free inside the U.S.) or 732-645-4174

(toll-free outside the U.S.) or calling HBOS at 020 8409 2618. In addition, your next regular Custodial Account statement issued after completion of the exchange offer will show the changes to your Custodial Account that result from your tender instructions.
11.	You will be free to sell the KBR Stock credited to your Custodial Account unless you have previously been notified by Halliburton or KBR that you are subject to other restrictions.
     You will be free to direct the Custodian to sell the shares of KBR Stock held in your Custodial Account, subject to the terms and conditions of the Custodial Account. Sales of shares of KBR Stock that are credited to your Custodial Account as a result of the exchange offer will be subject to the same rules and fees that apply to sales of shares of other stock held in your Custodial Account.
12.	The U.S. tax treatment of any shares of KBR Stock credited to your Custodial Account as a result of the exchange will generally be the same as the tax treatment of the shares of Halliburton Stock that are tendered and accepted in the exchange offer.
     For U.S. income tax purposes, you will not be subject to federal income tax when you tender any of the shares of Halliburton Stock from your account in the Custodial Account or when the shares of KBR Stock are credited to your Custodial Account. Any shares of KBR Stock credited to your Custodial Account as a result of the exchange offer will generally have the same income tax treatment as shares of Halliburton Stock. If you submit instructions to tender any of your shares of Halliburton Stock in the exchange offer, your tax basis in the shares of Halliburton Stock will be transferred to the shares of KBR Stock that are credited to your Custodial Account in the exchange.
     If you are subject to taxation in jurisdictions outside the U.S., you should contact your tax advisor for guidance relating to the tax effect of the transaction in your situation.
13.	You may request additional information about your Custodial Account by contacting Computershare or HBOS. You may request additional information about the exchange offer by contacting the custodian of your Custodial Account or the Information Agent.
     If you have any questions about your Custodial Account, please call Computershare at 800-803-2636 (toll-free inside the U.S.) or 732-645-4174 (toll-free outside the U.S.), Monday through Friday 8:00 a.m. to 7:00 p.m., Eastern Time, or HBOS at 020 8409 2618, Monday through Friday, 8:00 a.m. to 8:00 p.m., UK Time.
     If you have any questions about the exchange offer, please call Georgeson, the Information Agent at 866-877-5954 (international toll-free number), 9:00 a.m. to 11:00 p.m., Eastern Time, Monday through Friday, and 10:00 a.m. to 4:00 p.m., Eastern Time, Saturday. If you are unable to access the toll-free number, call Georgeson collect at 212-805-7144 and leave a message as instructed.

Welcome to the Halliburton Company
Exchange Offer Web Site
This Web Site is available for holders of Halliburton Company common stock in a Custodial Account at Computershare or HBOS under the:
•	Employee Stock Purchase Plans (U.S. qualified, U.S. non-qualified, UK and MWKL Plans (only if not subject to forfeiture))

•	1993 Stock and Incentive Plan (lapsed restricted shares only)
Please click the Continue button to log in.

Screen 1

Enter the 9-digit Personal Identification Number (PIN) that you received. Please do not enter spaces.

If you have questions about the Exchange Offer, contact Georgeson, the information agent, Monday through Friday 9:00 a.m. to 11:00 p.m., Eastern Time, and Saturday, 10:00 a.m. to 4:00 p.m., Eastern Time, at:

866-877-5954 (International toll-free number)

Screen 2

The deadline to make an election for the Halliburton Company Exchange
Offer with respect to shares held in a Custodial Account is 5:00 p.m.,
Eastern Time, on March 23, 2007.

Click on the link below to view details on the Halliburton Company Exchange Offer:
→ · Pdf -Prospectus — Offer to Exchange

Please note, if you tender Halliburton stock in the Exchange Offer, those shares will be blocked at 5:00 p.m. Eastern Time, March 23, 2007, and you will not be able to sell those shares. Any remaining shares in your Custodial Account will be available for the customary transactions allowed under your Custodial Account.

Note: If you make an election to tender your shares, and if the Exchange Offer is completed, your new KBR, Inc. shares will be deposited in your Custodial Account within one week after the completion of the Exchange Offer. Whole and fractional shares will be deposited by Computershare and/or HBOS in your account, as applicable.

When user clicks on the link, a PDF browser will pop up.

If you have questions about the Exchange Offer, contact Georgeson, the information agent, Monday through Friday 9:00 a.m. to 11:00 p.m., Eastern Time, and Saturday, 10:00 a.m. to 4:00 p.m., Eastern Time, at:

866-877-5954 (International toll-free number)

Screen 3

Hello, [Jane] Here is the information we have for you.
Name and Address:
[Full Name]
[Address]
Our records show that you [have a balance in the (name of Plan here) (the “Employee Stock Purchase Plan”)] [hold lapsed restricted shares of Halliburton Company common stock under the 1993 Stock and Incentive Plan (the “1993 Stock Plan”)]. The number of Halliburton Company shares in your Custodial Account may change by the expiration of the Exchange Offer. Please enter your election below.
I wish to direct that the following shares of Halliburton Company common stock in my Custodial Account as of the Exchange Offer election deadline be exchanged:
___all of my Halliburton Company common stock for shares of KBR, Inc. common stock, subject to the terms of the Prospectus — Offer to Exchange, dated March 2, 2007; or
___percentage of my Halliburton Company common stock for shares of KBR, Inc. common stock, subject to the terms of the Prospectus — Offer to Exchange dated March 2, 2007.
If you do not elect either of the above options, you will maintain your ownership of Halliburton Company common stock.

3 radio buttons, if portion button is selected the user must enter a number in the field.
By clicking Submit below, you acknowledge that you have read and understood the election materials you were sent.

If you have questions about the Exchange Offer, contact Georgeson, the information agent, Monday through Friday 9:00 a.m. to 11:00 p.m., Eastern Time, and Saturday, 10:00 a.m. to 4:00 p.m., Eastern Time, at:

866-877-5954 (International toll-free number)

Screen 4

ELECTION CONFIRMATION

You have authorized the following election.	[TIME & DATE]
Name and Address:
[Full Name]
[Address]
Your current election is reflected below.
I have directed that the following shares of Halliburton Company common stock in my Custodial Account [under the Employee Stock Purchase Plan] [under the 1993 Stock Plan] as of the Exchange Offer’s election deadline be exchanged:
___all of my Halliburton Company common stock for shares of KBR, Inc. common stock, subject to the terms of the Prospectus — Offer to Exchange, dated March 2, 2007; or
___percentage of my Halliburton Company common stock for shares of KBR, Inc. common stock, subject to the terms of the Prospectus — Offer to Exchange dated March 2, 2007.
If you do not elect either of the above options, you will maintain your ownership of Halliburton Company common stock.
Please be advised that you may change your election up until the Exchange Offer deadline, which is 5:00 p.m., Eastern Time, on March 23, 2007.
Please print out this page for your records.

If you have questions about the Exchange Offer, contact Georgeson, the information agent, Monday through Friday 9:00 a.m. to 11:00 p.m., Eastern Time, and Saturday, 10:00 a.m. to 4:00 p.m., Eastern Time, at:

866-877-5954 (International toll-free number)

Screen 5

You have logged out of the Halliburton
Company Exchange Offer Web Site.

If you have questions about the Exchange Offer, contact Georgeson, the information agent, Monday through Friday 9:00 a.m. to 11:00 p.m., Eastern Time, and Saturday, 10:00 a.m. to 4:00 p.m., Eastern Time, at:

866-877-5954 (International toll-free number)

Screen 6

SUMMARY OF ELECTION

Welcome back, [Jane]
Name and Address: [Full Name] [Address]
You made the following election on [Date of previous election]. If you wish to change your current election, please do so below and click Submit. If you wish to keep your current election, click Log Out.
I have directed that the following shares of Halliburton Company common stock held in my Custodial Account [under the Employee Stock Purchase Plan] [under the 1993 Stock Plan] as of the Exchange Offer’s election deadline be exchanged:
___all of my Halliburton Company common stock for shares of KBR, Inc. common stock, subject to the terms of the Prospectus — Offer to Exchange, dated March 2, 2007; or
___percentage of my Halliburton Company common stock for shares of KBR, Inc. common stock, subject to the terms of the Prospectus — Offer to Exchange dated March 2, 2007.
If you do not elect either of the above options, you will maintain your ownership of Halliburton Company common stock.
You may log back into this web site at any time until your Plan’s Exchange Offer deadline, which is March 23, 2007 at 5:00 p.m., Eastern Time.

If you have questions about the Exchange Offer, contact Georgeson, the information agent, Monday through Friday 9:00 a.m. to 11:00 p.m., Eastern Time, and Saturday, 10:00 a.m. to 4:00 p.m., Eastern Time, at:

866-877-5954 (International toll-free number)

Screen 7